Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lynda L. Glass

EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2022 FIRST QUARTER FINANCIAL RESULTS

2022 First Quarter Highlights

•	Net income for the three months and quarter ended March 31, 2022, totaled $6,599,000, which was a decrease of $872,000 or 11.7% from comparable period results for the three months ended March 31, 2021. Basic earnings per share was $0.76 and $0.86 for the three months ended March 31, 2022 and 2021, respectively. The decrease in net income for the first quarter of 2022 was driven by a reduction in income from residential mortgage loans sold of approximately $1,000,000 due to rising interest rates and lower Paycheck Protection Program (PPP) and purchase accounting accretion of approximately $775,000.

•	Late in the quarter ended March 31, 2022, excess cash of approximately $185,000,000 was invested in higher-yielding securities with a tax equivalent yield of approximately 2.80%. These new purchases were consistent with the current investment portfolio and investment policy, but with higher yields which management believes will enhance the net interest margin and net interest income in future quarters.

•	Total loans outstanding were $1,484,326,000 at March 31, 2022, as compared to $1,610,718,000 at March 31, 2021, for a decrease of 7.8%. The decrease in loans from the first quarter of 2021 to the first quarter of 2022 was largely attributable to the payoff of PPP loans and sale of refinanced residential mortgages. Conversely, from December 31, 2021 to March 31, 2022, loans increased by $24,957,000, or 1.7%, excluding PPP loan payoffs, due primarily to strong loan originations in the commercial, consumer and government lending portfolios during the quarter.

•	Total deposits were $2,410,761,000 at March 31, 2022, as compared to $2,278,622,000 at March 31, 2021, for an increase of 5.8%. The increase in deposits from the first quarter of 2021 to the first quarter of 2022 was a result of customers holding higher balances across a broad base of accounts due to a continuing lack of economic activity resulting from the effects of the COVID-19 pandemic.

•	Quarterly cash dividends paid to ACNB Corporation shareholders in the first quarter of 2022 totaled $2,257,000, or $0.26 per common share. This per share amount reflects a 4.0% increase over the first quarter of 2021. Compared to a year ago, ACNB Corporation paid a $0.25 dividend per common share in the first quarter of 2021. On April 25, 2022, the Corporation announced the regular quarterly cash dividend declared for the second quarter of 2022 is consistent with the first quarter of 2022 at $0.26 per common share, payable on June 15, 2022, to shareholders of record as of June 1, 2022.

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

•	On January 6, 2022, ACNB Corporation announced the name change and rebranding of the insurance agency subsidiary to ACNB Insurance Services, Inc. from Russell Insurance Group, Inc. effective January 1, 2022.

•	On January 31, 2022, Jason H. Weber joined ACNB Corporation and ACNB Bank as Executive Vice President/Finance. As previously announced, Mr. Weber is the successor to ACNB Corporation and ACNB Bank Executive Vice President/Treasurer & Chief Financial Officer David W. Cathell, who plans to retire from all of his positions with ACNB Corporation and its subsidiaries effective the close of business on May 31, 2022.

•	Effective February 28, 2022, as previously announced, ACNB Insurance Services, Inc. completed the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency, LLC, Gettysburg, PA.

GETTYSBURG, PA, April 28, 2022 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced financial results for the three months and quarter ended March 31, 2022, with net income of $6,599,000. Compared to net income of $7,471,000 for the quarter ended March 31, 2021, this was a decrease of $872,000 or 11.7% from comparable period results. The decrease in net income for the first quarter of 2022 was primarily driven by a reduction in income of approximately $1,000,000 from the sale of residential mortgage loans due to rising interest rates, which resulted in a significantly lesser volume of residential mortgage loans sold on the secondary market in comparison to the first quarter of 2021. In addition, negatively impacting net interest income, there was lower Paycheck Protection Program (PPP) and purchase accounting accretion of approximately $775,000 between periods. Basic earnings per share was $0.76 and $0.86 for the three months ended March 31, 2022 and March 31, 2021, respectively, which is a decrease of $0.10 per share or 11.6%.

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

“I am pleased by our first quarter 2022 results that included solid loan growth and the deployment of excess cash into higher-yielding securities to potentially enhance future earnings. Given our growing and record-setting commercial loan pipeline coupled with a strong capital base, ample liquidity and the prospect of rising market interest rates, we remain cautiously optimistic for the remainder of 2022,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “We continue to be diligent in credit quality as well as deliberate in our approach to digital transformation as we seek to enhance the customer experience and to improve operational efficiencies throughout the organization.”

Mr. Helt continued, “For 2022, ACNB Corporation’s steadfast focus is on the pursuit of strategic organic and inorganic growth. Our vision for growth is fundamental to the success of both the banking subsidiary of ACNB Bank and the insurance agency subsidiary of ACNB Insurance Services, Inc. as we strive to enhance long-term shareholder value and to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the first quarter of 2022 were $21,512,000, or a 7.4% decrease over total revenues of $23,238,000 for the first quarter of 2021.

Net Interest Income and Margin

Net interest income decreased by $272,000 to $17,053,000 for the first quarter of 2022, which was a decrease of 1.6% compared to $17,325,000 for the first quarter of 2021. The slight variance was attributable to the decrease in total interest income between periods exceeding the decrease in total interest expense. This was a function of the unfavorable change in the earning asset mix with lower loan volume from the first quarter of 2021 to the first quarter of 2022 as well as interest rates in the respective periods. In addition, negatively impacting total interest income and net interest income was the reduction of PPP loan fees and purchase accounting accretion from the first quarter of 2021 to the first quarter of 2022 in the amount of $481,000 and $295,000, respectively. The net interest margin for the first quarter of 2022 was 2.67%, compared to 2.94% for the same period of 2021.

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

Noninterest Income

Noninterest income for the first quarter of 2022 was $4,459,000, a decrease of $1,454,000 or 24.6% compared to the first quarter of 2021. Income from mortgage loans held for sale and commissions from insurance sales decreased 78.1% and 13.2%, respectively, from the first quarter of 2021 to the first quarter of 2022.

Noninterest Expense

Noninterest expense for the first quarter of 2022 was $13,282,000, a decrease of $505,000 or 3.7% from the same period in 2021. The decrease was driven by lower salaries and benefits expense largely due to lower incentive compensation accruals for the first quarter of 2022 compared to the first quarter of 2021.

Loans

Total loans outstanding were $1,484,326,000 at March 31, 2022. Loans outstanding increased by $15,899,000, or 1.1%, since December 31, 2021, and decreased by $126,392,000, or 7.8%, from March 31, 2021 to March 31, 2022. The decrease in loans from the first quarter of 2021 to the first quarter of 2022 was largely attributable to the payoff of PPP loans and sale of refinanced residential mortgages. Excluding PPP loan payoffs, loans increased by $24,957,000, or 1.7%, from December 31, 2021 to March 31, 2022, due primarily to strong loan originations in the commercial, consumer and government lending portfolios during the quarter. Despite the intense competition in the Corporation’s market areas, there is a continued focus internally on asset quality and disciplined underwriting standards in the loan origination process. As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for the first quarter of 2022 was $0.

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

Deposits

Total deposits were $2,410,761,000 at March 31, 2022. Deposits decreased by $15,628,000, or 0.6%, since December 31, 2021, and increased by $132,139,000, or 5.8%, from March 31, 2021 to March 31, 2022. The increase in deposits from the first quarter of 2021 to the first quarter of 2022 was a result of customers holding higher balances across a broad base of accounts due to a continuing lack of economic activity resulting from the effects of the COVID-19 pandemic.

Stockholders’ Equity

Total stockholders’ equity was $256,009,000 at March 31, 2022, compared to $272,114,000 at December 31, 2021, and $257,612,000 at March 31, 2021. The $16,105,000 decline in stockholders’ equity from December 31, 2021 to March 31, 2022 was primarily attributable to the change in accumulated other comprehensive income due to unrealized losses in the securities portfolio resulting from the increase in market interest rates during the quarter. Impacting all financial institutions, when interest rates rise, the securities market generally reacts inversely and the value of the securities portfolio declines. These unrealized losses also resulted in a decline in the book value per share, which was $31.35 and $29.40 at December 31, 2021 and March 31, 2022, respectively.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in the first quarter of 2022 totaled $2,257,000, or $0.26 per common share. In the first quarter of 2021, ACNB Corporation paid $0.25 per common share for total dividends paid to shareholders in the amount of $2,177,000. On a per common share basis, there was a period-over-period increase of 4.0% in cash dividends paid to ACNB Corporation shareholders from first quarter of 2021 to first quarter of 2022. On April 25, 2022, the Corporation announced the regular quarterly cash dividend declared for the second quarter of 2022 is consistent with the first quarter of 2022 at $0.26 per common share, payable on June 15, 2022, to shareholders of record as of June 1, 2022.

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

ACNB Corporation Update

On January 31, 2022, Jason H. Weber joined ACNB Corporation and ACNB Bank as Executive Vice President/Finance. As previously announced, Mr. Weber is the successor to ACNB Corporation and ACNB Bank Executive Vice President/Treasurer & Chief Financial Officer David W. Cathell. On September 23, 2021, the Corporation announced Mr. Cathell’s intention to retire from all of his positions with ACNB Corporation and its subsidiaries effective the close of business on May 31, 2022.

ACNB Bank Update

On January 12, 2022, ACNB Bank announced plans to build a full-service community banking office to serve the Upper Adams area of Adams County, PA. The new office location will offer enhanced services and conveniences, as well as will deploy new design concepts in the office lobby with the goal of streamlining and improving the customer experience. Upon completion of construction of the Upper Adams Office in Fall 2022, the plan is to consolidate operations of the three current ACNB Bank offices in the Upper Adams geography as part of the Bank’s branch optimization strategy and continued endeavors to enhance operational efficiencies and performance.

ACNB Insurance Services, Inc. Update

On January 6, 2022, ACNB Corporation announced the name change and rebranding of the insurance agency subsidiary to ACNB Insurance Services, Inc. from Russell Insurance Group, Inc. effective January 1, 2022. This rebranding reinforces the common ownership by ACNB Corporation of both ACNB Bank and the insurance agency, as well as makes this affiliation more visible for businesses and consumers in order to leverage cross-selling opportunities in the shared communities served.

Additionally, effective February 28, 2022, as previously announced, ACNB Insurance Services, Inc. completed the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency, LLC, Gettysburg, PA. This transaction is the most recent acquisition of a book of insurance business by ACNB Insurance Services, Inc., which is anticipated to increase gross premium dollars for the agency by approximately 30%.

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. ACNB Insurance Services, Inc. is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short- and long-term effects of inflation and rising costs on the Corporation, customers and economy; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2022-17

April 28, 2022

ACNB Corporation

Press Release/2022 First Quarter Financial Results

April 28, 2022

ACNB Corporation Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended March 31,
	2022	2021
INCOME STATEMENT DATA
Interest income	$18,077	$19,370
Interest expense	1,024	2,045
Net interest income	17,053	17,325
Provision for loan losses	--	50
Net interest income after provision for loan losses	17,053	17,275
Noninterest income	4,459	5,913
Noninterest expense	13,282	13,787
Income before income taxes	8,230	9,401
Provision for income taxes	1,631	1,930
Net income	$6,599	$7,471
Basic earnings per share	$0.76	$0.86

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	March 31, 2022	March 31, 2021	December 31, 2021
BALANCE SHEET DATA
Assets	$2,746,156	$2,654,617	$2,786,987
Securities	$606,879	$366,698	$446,161
Loans, total	$1,484,326	$1,610,718	$1,468,427
Allowance for loan losses	$18,963	$20,237	$19,033
Deposits	$2,410,761	$2,278,622	$2,426,389
Borrowings	$60,228	$96,898	$69,902
Stockholders’ equity	$256,009	$257,612	$272,114
COMMON SHARE DATA
Basic earnings per share	$0.76	$0.86	$3.19
Cash dividends paid per share	$0.26	$0.25	$1.03
Book value per share	$29.40	$29.56	$31.35
Number of common shares outstanding	8,707,028	8,715,020	8,679,206
SELECTED RATIOS
Return on average assets	0.97%	1.19%	1.03%
Return on average equity	10.04%	11.74%	10.52%
Non-performing loans to total loans	0.37%	0.52%	0.42%
Net charge-offs to average loans outstanding	0.00%	0.00%	0.08%
Allowance for loan losses to total loans	1.28%	1.26%	1.30%
Allowance for loan losses to non-performing loans	344.34%	241.87%	306.05%